UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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Check the appropriate box:

|_| Preliminary Proxy Statement


|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
    BY RULE 14A-6(E)(2))


|_| Definitive Proxy Statement


|_| Definitive Additional Materials


|X| Soliciting Material Pursuant to ss.240.14a-12




                               LUCENT TECHNOLOGIES INC.

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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




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       transaction applies:



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       transaction applies:



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       pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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The following letter was posted on Lucent's alumni website on April 25, 2006:



Dear Lucent Alumni,

As you know, Lucent and Alcatel have signed a definitive merger agreement to create the first truly global communications solutions provider.

This combination of two experienced and well-respected global communications leaders represents a strategic fit of vision, geography, solutions and people. The combined company created by this merger of equals will be incorporated in France, with executive offices in Paris. The North American operations will be based in New Jersey where global Bell Labs will remain headquartered. Serge Tchuruk, the chairman and CEO of Alcatel, will become non-executive chairman of the combined company, and I will become CEO of the combined company.

This news marks the beginning of an exciting new chapter for our company. But as with any significant change, it is natural for our stakeholders, such as retirees, to have questions about how this impacts you. With that in mind, I wanted to directly share with you some of the benefits this merger will provide and our vision for the future of our combined company. But before I do that, let me address what I know is on the top of your minds -- your pensions and retiree healthcare benefits.

PENSIONS AND HEALTHCARE
The way the deal is structured, Lucent will become a subsidiary of a larger parent company after the merger, and will remain the plan sponsor of the Lucent pension plans. Therefore, there will be no change to Lucent's pension commitments. The company will continue to meet its pension obligations consistent with federal requirements, as it always has done. Our pension funds are well funded under the current federally mandated ERISA rules, and the $34 billion in pension assets are held in trust funds exclusively for Lucent retirees. A professional, experienced team of fund managers continues to oversee these funds for the exclusive benefit of participants, and the funds are regularly audited by independent auditors.

The rising cost of retiree health care is a national issue - not a Lucent-specific one - and I recognize the impact it is having on retirees across the country. We will continue managing the costs of healthcare for eligible retirees, while balancing the needs of shareowners, retirees and current employees. In addition, for our formerly represented U.S. retirees, Lucent will continue to honor the commitments made to our unions in the 2004 collective bargaining agreement.

FREQUENTLY ASKED QUESTIONS

I hope the above information answered your questions. I also wanted to share with you some frequently asked questions and answers that we have prepared and share with others who ask about pensions and retiree health care.

Q: WILL THE NEW COMPANY TAKE OVER THE PENSION COMMITMENTS OF LUCENT?


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Lucent's pension funds remain well funded under the federally mandated ERISA rules. Lucent will become a subsidiary of a larger parent company after the merger, and will remain the plan sponsor of the Lucent pension plans. Accordingly, the transaction will not result in any change in the pension commitments of Lucent.

Q: HOW CAN MY PENSION BE SECURE IF ALCATEL IS IN A FOREIGN COMPANY? HOW DO I KNOW THAT THERE WILL BE A PENSION?

The pension obligations of Lucent will continue to remain with the U.S. entity, which will become a subsidiary of a new parent company. That U.S. legal entity will remain, and will continue to be subject to the same pension obligations. From a pension perspective, the obligation to those pensioners remains the same. Regardless of where a company is incorporated, it has to abide by the laws of the countries in which it does business.

Q: WILL THE COMBINED COMPANY CONTINUE TO SUBSIDIZE RETIREE HEALTHCARE FOR LUCENT'S RETIREES?

In the combined company, we will continue to manage the cost of U.S. retiree healthcare. We are always looking at how to balance the needs of our retirees with funding levels that would enable to company to remain a viable competitor. Our goal is to be able to provide access to quality healthcare plans at a level of subsidy that the company can afford.

HELPING CUSTOMERS ADDRESS NEW CHALLENGES
This strategic combination makes sense for both of our companies -- and our customers -- because of three industry forces: Competition, Consolidation and Convergence.

Competition: Our customers' competitive landscape is rapidly changing as the telecom, media and Internet worlds continue to converge. At the same time, we are seeing increased competition among our direct competitors.

Consolidation: As the industry continues to consolidate, our customers will benefit from a partner with the ability to design, build and manage their networks to deliver the advanced communications experience that end-users are seeking.

Convergence: Our customers are experiencing greater complexity as they strive to deliver converged services, seamlessly and securely, across a variety of networks and devices.

In the end, the winners in this industry will be defined as those who respond most quickly and with the most agility to these changing dynamics. This merger will create the broadest wireless, wireline and services portfolio in the industry, and we will be in a great position to profitably address these dynamics.


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The most important thing to understand about this merger is that the primary motivation behind it is to generate growth in revenues and earnings based on the market opportunities we see in the future. Thanks to the complementary strengths each company brings to the table, we believe that once the merger is complete and the two companies are executing as an integrated company, we will be well positioned to enhance long-term value for all of our stakeholders -- shareowners, customers, employees and retirees. That is the key motivation for this merger transaction.

Sincerely,

Pat Russo


SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This letter contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this letter, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

     Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or


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about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.


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